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San Antonio, TX 76206-1566                                          210 227 4707


                         Consent of Independent Auditor
                         ------------------------------

The Board of Directors
La Quinta Inns, Inc.
San Antonio, Texas

We consent to the reference to our firm under the heading "Experts" in this Joint Proxy Statement/Prospectus and to the incorporation by reference in this Joint Proxy Statement/Prospectus of our report dated January 23, 1998, except for note 17, which is as of February 12, 1998, with respect to the combined balance sheets of La Quinta Inns, Inc. as of December 31, 1997 and 1996, and the related combined statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in the annual report on Form 10-K of La Quinta Inns, Inc. for the year ended December 31, 1997.

                                            /s/ KPMG PEAT MARWICK LLP

San Antonio, Texas
March 10, 1998